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                                                                     Exhibit 10D


                              EMPLOYMENT AGREEMENT

      This agreement is made by and between ROY VALLEE, having offices at 2211 South 47th Street, Phoenix, AZ 85034 (the "Executive") and AVNET, INC., a New York corporation with its principal executive offices at 2211 South 47th Street, Phoenix, AZ 85034 (the "Company"), to be effective as of June 29, 2002.

      WHEREAS, the Executive is now and has been employed by the Company as Chairman and Chief Executive Officer pursuant to a certain Employment Agreement dated September 25, 1997 as amended by a certain Amendment to Employment Agreement dated September 20, 2000 (together referred to herein as the "Prior Employment Agreement"); and

      WHEREAS, the Company wishes to provide for the continued employment of the Executive in the role of Chairman and Chief Executive Officer beyond the termination date of the prior Employment Agreement; and

      WHEREAS, the Executive wishes to accept such continued responsibilities and employment and to render services to the Company in accordance with the provisions of this Employment Agreement (referred to herein as the "Agreement");

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

1.    EMPLOYMENT, DUTIES AND RESPONSIBILITIES

      a. Employment. The Company hereby employs Executive and Executive hereby accepts employment upon the terms and conditions hereafter set forth.

      b. Duties and Responsibilities. Executive is currently the Chairman and Chief Executive Officer of the Company and is hereby engaged to continue such duties as Chairman and Chief Executive Officer for the term of this Agreement. Executive shall serve without additional compensation as a Director of the Company and as an officer or director of subsidiaries, divisions or affiliates if elected or appointed to such offices. In the event that Executive is not elected to serve as Chairman and Chief Executive Officer of the Company or is otherwise relieved of his duties as such, he shall not be required to perform other duties in lieu thereof.

      c. Performance of Duties. Executive agrees to devote his full time attention and best efforts to the business and affairs of the Company. Executive shall perform all duties and responsibilities commensurate with his position as Chairman and Chief Executive Officer and shall follow the reasonable direction of the Board of Directors of the Company. Executive may serve on civic, charitable or corporate boards or committees, fulfill speaking engagements and manage his personal affairs, so long as the Company, in its sole discretion, reasonably determines that such activities do not interfere, compete with or otherwise pose a conflict of interest with respect to the performance of Executive's duties and responsibilities. Executive shall comply with Company policies and procedures as adopted from time to time, including the Company's Code of Conduct.


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2.    TERM OF AGREEMENT

      This Agreement shall be effective beginning June 29, 2002 (the "Effective Date") and, subject to earlier termination as provided in Section 5 below, shall continue through July 1, 2005, and thereafter, shall automatically be extended for additional one-year increments until terminated pursuant to the provisions of Section 5.

3.    COMPENSATION

      For all services to be rendered by Executive and for all covenants undertaken by him, the Company shall pay and Executive shall accept the following compensation:

      a. Base Salary. Executive shall be paid a base salary within the range of $825,000 to $1,000,000 per fiscal year, as determined by the Compensation Committee of the Company's Board of Directors (referred to as the Compensation Committee) or the full Board of Directors; payable in equal bi-weekly installments or in other installment frequencies as may be used from time to time by the Company to pay its other employees located in the United States. The Compensation Committee shall review the base salary of Executive on no less than an annual basis. The Compensation Committee has set Executive's base salary at $825,000 for fiscal 2003.

      b. Incentive Programs and Bonuses. For each fiscal year during the term of the Agreement, beginning with fiscal year 2003, Executive shall be eligible to receive incentive payments for services rendered during the fiscal year pursuant to the Company's Executive Incentive Plan (the "Incentive Plan"), as may be amended from time to time, or any alternative, successor or replacement plan or program. The amount of any actual incentive payment in any fiscal year shall be measured by the Company's performance against goals established in accordance with the Incentive Plan and may range from zero to any maximum established pursuant to the Incentive Plan. If as a result of a business combination (whether in the form of a merger, consolidation, transfer of substantial assets, or otherwise) in which the Company has not been the acquiring and/or surviving entity, it has become impractical or impossible to compute the Executive's annual incentive payment pursuant to the Incentive Plan, then in lieu of any such incentive payment, the annual rate of base salary payable to Executive under Section 3(a) above shall be increased in such fiscal year (or portion thereof) by the highest aggregate incentive compensation paid to Executive by the Company in any fiscal year during the 3-year period completed most recently prior to the date of consummation of such business combination transaction. In addition to any incentive payments under the Incentive Plan, Executive shall be eligible to receive such additional bonuses as may be awarded by the Committee or the Board of Directors. In the event Executive is employed for only part of a fiscal year, Executive's incentive payment for the applicable fiscal year will be appropriately pro-rated.

      c. Participation in Equity Plans. Executive shall participate in the Company's various stock option plans and equity incentive plans as may be in effect from time to time; provided, however that the grant of any stock options, restricted stock, phantom stock or other grant or award of equity shall be made by the Compensation Committee or the Board of Directors.


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      d.    Employee Benefits. Executive shall be entitled to participate, on terms no less favorable than the terms offered to other senior executives of the Company, in any group and/or executive life, hospitalization or disability insurance plan, health program, profit sharing, deferred compensation plan, employee stock purchase plan, 401(k) plan, pension plan and similar benefit plans (qualified, non-qualified and supplemental) and other fringe benefits of the Company and similar programs in effect from time to time. Executive also currently participates in the Company's Executive Officers' Supplemental Life Insurance and Retirement Program.

      e. Vacation and Other Absences. Executive shall be entitled to paid vacations each year in accordance with the Company's then-current vacation policy for senior executives. Executive shall be subject to the policies and procedures relating to other absences from regular duties for holidays, sick or disability leave, leave of absence without pay, or leave for other reasons, as those customarily provided to Company's senior executives.

      f. Expenses. The Company shall reimburse Executive's travel, entertainment and other business expenses that are reasonably and necessarily incurred by him in the course of performing his duties and properly documented; all in accordance with the Company's policies as in effect from time to time.

4.    RESTRICTIVE COVENANTS

      a. Non-Competition. Executive agrees that during the term of this Agreement, including all renewals, and for any period thereafter during which Executive is engaged and paid by the Company as a consultant, Executive will not engage directly or indirectly, either as principal, agent, proprietor, director, officer, employee, or as a ten percent (10%) or more shareholder of any company (inclusive of the direct or indirect shareholdings of his spouse, child or parent) or participate in the ownership, management, operation or control or have any other significant financial interest in any business which is competitive with the business of the Company, including its subsidiaries and affiliates, or any part thereof.

      b. Confidential Information. Executive agrees that he will not, at any time during the term of this Agreement or thereafter, disclose to another or use for any purpose other than performing his duties and responsibilities, trade secrets or confidential information of the Company and its subsidiaries and affiliates including, but not limited to, the Company's unique business methods, processes, operating techniques and "know-how" (all of which have been developed by the Company or its subsidiaries and affiliates through substantial effort and investment), profit and loss results, market and supplier strategies, customer identity and needs, information pertaining to employee effectiveness and compensation, inventory strategy, product costs, gross margins or other information relating to the affairs of the Company and its subsidiaries and affiliates that he shall have acquired during his employment with the Company.

      c. Non-Solicitation of Employees. Executive agrees that he will not, at any time during the term of this Agreement, including all renewals and at any time thereafter, directly or indirectly, solicit or induce any of the employees of the Company or its subsidiaries and affiliates to terminate their employment with their employer.

5.    TERMINATION RIGHTS AND RESPONSIBILITIES

      The Company may terminate Executive's employment with or without cause, and Executive may voluntarily terminate his employment, at any time during the term of this Agreement, subject to the provisions of this Section 5.

      a. Executive Voluntary Termination of Agreement. This Agreement shall terminate one year from the date Executive provides written notice of termination to the Company; provided, however, that within thirty (30) days after receiving such written notice the Company may give written notice to Executive that it elects to engage him as a Consultant pursuant to Section 6 below for up to one additional year beyond such termination date. Following such termination, Executive shall be paid base salary through the termination date and will be eligible for any annual incentive payment or pro-rata portion earned through the termination date. If Executive fails to provide one year written notice, he shall be paid base salary through the last day worked, but shall not be eligible for any bonus or annual incentive payments for any partial fiscal year worked and may also be subject to damages and/or injunctive relief pursuant to Section 7 below for breach of the Agreement.

      b. Executive Termination Upon Change in Office and Duties. If during the term hereof the Company does not continue Executive in the office of Chairman and Chief Executive Officer or elect him to some other principal


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executive office satisfactory to Executive, Executive shall not be required to continue to serve the Company in such modified office and may terminate this Agreement upon written notice. Such termination will be treated as constructive termination by the Company as if it were a "Company Termination Without Cause" under Section 5(f) below.

      c. Retirement. Executive's termination of the Agreement by reason of retirement shall be treated as a voluntary termination by Executive pursuant to
Section 5(a) above.

      d. Death of Executive. This Agreement shall terminate immediately in the event of the death of Executive. Upon such termination, the Company shall pay to Executive's legal representative as soon as practicable all accrued and unpaid base salary and the pro-rated portion of any other compensation due under
Section 3 above. The Company shall also pay any benefits provided pursuant to
Section 3(d) that are payable pursuant to the terms of the applicable plan or practice.

      e. Disability of Executive. If Executive becomes Disabled (as defined below) during the term of this Agreement, then for and during the entire period of such Disability, commencing with the onset of such Disability through the earlier of the date of cessation of such Disability or the date of Executive's death, the Company shall pay to Executive (in lieu of its other obligations hereunder) an annual disability benefit of $300,000, to be paid in arrears in equal monthly installments. "Disabled" and "Disability" shall mean that Executive has been totally disabled by injury or illness, mental or physical, as a result of which he is prevented from further performance of his duties as Chairman and Chief Executive Officer of the Company and that such disability is likely to be permanent and continuous during the remainder of Executive's life. Any required determination as to whether Executive has become Disabled shall, in the event of a dispute, be made by the American Arbitration Association in Phoenix, Arizona. Once a determination is made, either by agreement of the parties or by the American Arbitration Association, that Executive is Disabled or became Disabled during the term of the Agreement, the disability benefit shall begin two months after such determination and shall be in addition to any disability payments or benefits Executive may be entitled to under other Company sponsored insurance plans made available to its employees generally. Prior to the commencement of the disability benefit, the Company shall continue to pay Executive as set forth in Section 3.

      f. Company Termination Without Cause. The Company may terminate Executive's employment as Chairman and Chief Executive Officer of the Company, this Agreement and Executive's employment at any time, without cause and without prior notice. Upon any such termination, the Company shall engage Executive as a consultant for the Company pursuant to the terms of Section 6 below for a period of twenty-four (24) months following such termination.

      g. Company Termination With Cause. The Company may terminate this Agreement and Executive's employment as Chairman and Chief Executive Officer without notice for cause including, but not limited to, Executive's gross misconduct, breach of any material term of this Agreement, willful breach, habitual neglect or wanton disregard of his duties, or conviction of any criminal act. Upon such termination (and within thirty days thereafter) Company will pay to Executive any compensation due prorated to the date of termination pursuant to Section 3(a) and 3(b) above.

      h. Executive Termination Upon Change in Control. Upon a Change of Control (as defined in Exhibit B hereto) during the term of the Agreement, the provisions of Exhibit B hereto shall apply.

      i. Resignation as Director. It is contemplated that at all times during the term of this Agreement that Executive shall continue to serve as a member of the Company's Board of Directors. Upon any termination of this Agreement, Executive agrees that he shall immediately submit his written resignation as a member of the Board of Directors of the Company, which may choose to either accept or reject such resignation in its discretion.

6.    OPTION TO ENGAGE EXECUTIVE AS CONSULTANT

      a. Company Election. The Company shall have the option to engage Executive as a consultant for a period of up to twenty-four (24) consecutive months immediately following the termination for any reason of this Agreement or of Executive's employment with the Company (but up to twelve (12) consecutive months after the events described in Sections 5(a) or 5(c)). If the Company elects to exercise such option, it shall so notify Executive in writing within ten (10) days after such termination. The consulting engagement shall commence three (3) days after the giving of such notice or at such other time as mutually agreed.


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      b.    Purpose. The purpose of the consulting engagement shall be to allow for the orderly transition of Executive's duties to a successor. Executive's duties as a consultant would include, but not necessarily be limited to (i) evaluating and reporting upon the progress of the Company's business development; (ii) analyzing the Company's operating results, (iii) analyzing and reporting upon proposed operations and the anticipated financial results therefrom; (iv) evaluating and advising with respect to the effectiveness of the Company's employees and (v) advising with respect to supplier relationships and marketing strategies.

      c. Compensation as Consultant. During any consulting engagement, Executive shall be an independent contractor and shall be compensated at an annual rate (to be paid monthly in arrears) equal to the highest aggregate base salary and incentive compensation paid to Executive by the Company in any one fiscal year during the three fiscal years most recently completed prior to beginning of the consulting engagement. In addition, during such consulting engagement, Executive shall receive the same or substantially equivalent benefits with respect to medical and life insurance and with respect to the use of a Company furnished automobile as he received while an employee.

      d. Consultant Obligations. During any such consulting engagement, Executive shall observe and be bound by each of the covenants set forth in
Section 4 of this Agreement and Executive acknowledges that in the event of his violation of such covenants the Company shall be entitled to the relief described in Section 7 of this Agreement.

      e. Severance Offset. If Executive is engaged as a consultant for any reason following the termination of this Agreement or his employment with the Company, the amount of compensation received as a consultant shall offset the Company's monetary obligations to Executive, if any, under Sections 3 and 5 of this Agreement or any Company severance policy for employees generally that is then in effect.

7.    SPECIFIC PERFORMANCE

      Executive acknowledges that (a) the services to be rendered under this Agreement and the obligations of the Executive assumed herein are of a special, unique and extraordinary character, (b) it would be difficult or impossible to replace such services and obligations; (c) the Company, its subsidiaries and affiliates will be irreparably damaged if the provisions hereof are not specifically enforced; and (d) the award of monetary damages will not adequately protect the Company, its subsidiaries and affiliates in the event of a breach hereof by Executive. As a result, the Executive agrees and consents that if he violates any of the provisions of this Agreement the Company shall, without any bond or other security being required and without the necessity of proving monetary damages, be entitled to a temporary and/or permanent injunction to be issued by a court of competent jurisdiction restraining Executive from committing or continuing any violation of this Agreement, or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy the Company may have.

8.    GOVERNING LAW

      This Agreement shall be construed, interpreted and governed by the law of the State of Arizona, without giving effect to Arizona principles regarding conflict of laws.

9.    MISCELLANEOUS PROVISIONS

      a. Tax Withholding. Notwithstanding anything in this Agreement to the contrary, the Company shall withhold from any amounts payable under this Agreement all federal, state and local taxes and all other amounts relating to tax or other payroll deductions as the Company may reasonably determine should be withheld.

      b. Consent to Arbitration. Except for the equitable relief provisions set forth in Section 7, Company and Executive agree to arbitrate any controversy of claim arising out of this Agreement or otherwise relating to Executive's employment or the termination of employment or this Agreement, in accordance with the provisions of the Mutual Agreement to Arbitrate Claims, a copy of which is attached hereto as Exhibit A.

      c. Succession. This Agreement shall extend to and be binding upon Executive, his legal representatives, heirs and distributes and upon the Company, its successors and assigns.


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      d.    Entire Agreement. This Agreement, together with Exhibits A and B hereto, contains the entire agreement of the parties with respect to its subject matter and no waiver, modification or amendment of any of its provisions shall be valid unless in writing and signed by both parties. This Agreement supercedes the Prior Employment Agreement which is hereby canceled and is of no further effect.


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      e.    Waiver of Breach. The waiver of breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any other term or condition of this Agreement.

      f. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of June 29, 2002.

        AVNET, INC.                                 EXECUTIVE

By:     /s/ Raymond Sadowski                        /s/ Roy Vallee
        --------------------------                  --------------------------
        Raymond Sadowski                            Roy Vallee
Title:  Senior Vice President
Date:   September 20, 2002                          Date: September 20, 2002


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                                    EXHIBIT A

                      MUTUAL AGREEMENT TO ARBITRATE CLAIMS

I realize that differences may arise between Avnet, Inc. ("the Company") and me during or following my engagement with the Company, and that those differences may or may not be related to my employment or engagement as a consultant. I understand and agree that by entering into this Agreement to Arbitrate Claims ("Agreement"), I anticipate gaining the benefits of a speedy, impartial dispute-resolution procedure. Except as provided in this Agreement, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this Agreement. To the extent that the Federal Arbitration Act is inapplicable, applicable state law pertaining to agreements to arbitrate shall apply. I understand that any reference in this Agreement to the Company will be a reference also to all divisions, subsidiaries and affiliates of the Company. Additionally, except as otherwise provided herein, any reference to the Company shall also include all benefit plans; the benefit plans' sponsors, fiduciaries, administrators, affiliates; and all successors and assigns of any of them.

CLAIMS COVERED BY THE AGREEMENT. The Company and I mutually consent to the resolution by arbitration of all claims or controversies ("claims"), whether or not arising out of my engagement by the Company as an employee or consultant (or the termination of such engagement), that the Company may have against me or that I may have against the Company or against its officers, directors, employees or agents in their capacity as such or otherwise. The claims covered by this Agreement include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination and harassment (including, but not limited to, race, sex, sexual orientation, religion, national original, age, marital status, medical condition, handicap or disability); claims for benefits (except where any employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, except claims excluded in the section entitled "Claims Not Covered by the Agreement". Except as otherwise provided in this Agreement, both the Company and I agree that neither of us shall initiate or prosecute any lawsuit or administrative action (other than an administrative charge of discrimination) in any way related to any claim covered by this Agreement.

CLAIMS NOT COVERED BY THE AGREEMENT. Claims I may have for workers' compensation or unemployment compensation benefits are not covered by this Agreement. Also not covered are claims by the Company for injunctive and/or other equitable relief including, but not limited to, claims for injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as to which I understand and agree that the Company may seek and obtain relief from a court of competent jurisdiction.

REQUIRED NOTICE OF ALL CLAIMS AND STATUTE OF LIMITATIONS. The Company and I agree that the aggrieved party must give written notice of any claim to the other party within one (1) year of the date the aggrieved party first has knowledge of the event giving rise to the claim; otherwise the claim shall be void and deemed waived even if there is a federal or state statute of limitations which would have given more time to pursue the claim. Written notice to the Company, or its officers, directors, employees or agents, shall be sent to its President at the Company's then-current address. I will be given written notice at the last address recorded in my personnel file. The written notice shall identify and describe the nature of all claims asserted and certified or registered mail, return receipt requested.

DISCOVERY. Each party shall have the right to take the deposition of one individual and any expert witness designated by another party. Each party also shall have the right to propound requests for production of documents to any party. Additional discovery may be had only where the panel of arbitrators selected pursuant to this Agreement so orders, upon a showing of substantial need. At least thirty (30) days before the arbitration, the parties must exchange lists of witnesses, including any expert, and copies of all exhibits intended to be used at the arbitration.

SUBPOENAS. Each party shall have the right to subpoena witnesses and documents for the arbitration.

ARBITRATION PROCEDURES. The Company and I agree that, except as provided in this Agreement, any arbitration shall be in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association ("AAA") before a panel of three arbitrators who are licensed to practice law in the state where the arbitration is to take place ("the Panel"). The arbitration shall take place in or near the city in which I am or was last employed by


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the Company. The Panel shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The Federal Rules of Evidence shall apply. The Panel, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The Panel shall render an award and opinion in the form typically rendered in labor arbitrations. The arbitration shall be final and binding upon the parties. The Panel shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person, as the Panel deems necessary. The Panel shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. Either party, as its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

ARBITRATION FEES AND COSTS. The Company and I shall equally share the fees and costs of the Panel. Each party shall pay for its own costs and attorneys' fees, if any. However, if any party prevails on a statutory claim which affords the prevailing party attorneys' fees, or if there is a written agreement providing for fees, the Panel may award reasonable fees to the prevailing party.

INTERSTATE COMMERCE. I understand and agree that the Company is engaged in transactions involving interstate commerce and that my employment involves such commerce.

REQUIREMENTS FOR MODIFICATION OR REVOCATION. This Agreement to arbitrate shall survive the termination of my employment. It can only be revoked or modified by writing signed by me and an officer of the Company that specifically states an intent to revoke or modify this Agreement.

SOLE AND ENTIRE AGREEMENT. This is the complete agreement of the parties on the subject of arbitration of disputes, except for any arbitration agreement in connection with any pension or benefit plan. This Agreement supersedes any prior or contemporaneous oral or written understanding on the subject. No party is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Agreement, except as specifically set forth in this Agreement.


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CONSTRUCTION. IF ANY PROVISION OF THIS AGREEMENT IS ADJUDGED TO BE VOID OR
OTHERWISE UNENFORCEABLE, IN WHOLE OR IN PART, SUCH ADJUDICATION SHALL NOT AFFECT THE VALIDITY OF THE REMAINDER OF THE AGREEMENT.

CONSIDERATION. The promises by the Company and by me to arbitrate differences, rather than litigate them before courts or other bodies, provide consideration for each other.

NOT AN EMPLOYMENT AGREEMENT. This Agreement is not, and shall not be construed to create, any contract of employment, express or implied. Nor does this Agreement in any way alter the "at-will" status of my employment.

VOLUNTARY AGREEMENT. I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT, THAT I UNDERSTAND ITS TERMS, THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND ME RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT, AND THAT I HAVE ENTERED INTO THE AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF. I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM GIVING UP MY RIGHT TO A JURY TRIAL. I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE LEGAL COUNSEL AND HAVE AVAILED MYSELF OF THAT OPPORTUNITY TO THE EXTENT I WISH TO DO SO.

AVNET, INC.


By:    _____________________________               _____________________________
       Raymond Sadowski                                      Roy Vallee

Title: Senior Vice President


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                                   EXHIBIT B
                          CHANGE OF CONTROL AGREEMENT

This Change of Control Agreement (the "Agreement") is made effective as of the 29th day of June 2002, between Avnet, Inc., a New York corporation with its principal place of business at 2211 South 47th Street, Phoenix, Arizona 85034 Arizona ("Avnet" or "the Company") and Roy Vallee (the "Officer"). Avnet and the Officer are collectively referred to in this Agreement as "the Parties".

WHEREAS, the Officer holds the position of Chairman and Chief Executive Officer with the Company; and

WHEREAS, the Parties wish to provide for certain payments to the Officer in the event of a Change of Control of the Company and the subsequent termination of the Officer's employment without cause or the Constructive Termination of the Officer's employment, as those capitalized terms are defined below;

NOW, THEREFORE, the Parties agree as follows:

1.    Definitions.

      (a) "Change of Control" means the happening of any of the following events:

            (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following transactions shall not constitute a Change of Control under this subsection (i): (w) any transaction that is authorized by the Board of Directors of the Company as constituted prior to the effective date of the transaction,
                  (x) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversation privilege), (y) any acquisition by the Company, or (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or

            (ii) individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or ion behalf of a Person other than the Board; or

            (iii) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

      (b) "Constructive Termination" means the happening of any of the following events:

            (i) a material diminution of Officer's responsibilities, including, without limitation, title and reporting relationship;

            (ii) relocation of the Officer's office greater than 50 miles from its location as of the effective date of this Agreement without the consent of the Officer,

            (iii) a material reduction in Officer's compensation and benefits.


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      (c)   The "Exchange Act" shall mean the 1934 Securities Exchange Act, as amended.

2. Constructive Termination or Termination after Change of Control. If, within 24 months following a Change of Control, the Company or its successor terminates Officer's employment without cause or by Constructive Termination, Officer will be paid, in lieu of any other rights under any employment agreement between the Officer and the Company, in a lump sum payment, an amount equal to 2.99 times the sum of (i) the Officer's annual salary for the year in which such termination occurs and (ii) the Officer's incentive compensation equal to the average of such incentive compensation for the highest two of the last five full fiscal years. All unvested stock options shall accelerate and vest in accordance with the early vesting provisions under the applicable stock option plans and all incentive stock program shares allocated but not yet delivered will be accelerated so as to be immediately deliverable. Officer shall receive his or her accrued and unpaid salary and any accrued and unpaid pro rata bonus (assuming target payout) through the date of termination, and Officer will continue to participate in the medical, dental, life, disability and automobile benefits in which Officer is then participating for a period of two years from the date of termination.

3. Excise Taxes. In the event that Officer is deemed to have received an excess parachute payment (as such term is defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code")) that is subject to excise taxes ("Excise Taxes") imposed by Section 4999 of the Code with respect to compensation paid to Officer pursuant to this Agreement, the Company shall make an additional payment equal to the sum of (i) all Excise Taxes payable by Officer plus (ii) any additional Excise Tax or federal or state income taxes imposed with respect to such payments.

4. Miscellaneous. This Agreement modifies any employment agreement between Officer and the Company only with respect to such terms and conditions that are specifically addressed in this Agreement. All other provisions of any employment agreement between the Company and Officer shall remain in full force and effect.

AVNET, INC.                                        Officer


By:    _____________________________               _____________________________
       Raymond Sadowski                            Roy Vallee

Title: Senior Vice President


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